                                                                     EXHIBIT 4.2

                               WARRANT AGREEMENT

                         Dated as of September 4, 1998

                                 by and among

                           CGX COMMUNICATIONS, INC.,

                        CLEARTEL COMMUNICATIONS, INC.,

                                  CAIS, INC.

                                      and

                        ING (U.S.) CAPITAL CORPORATION


          WARRANT AGREEMENT (this "Agreement") is made and entered into as of September 4, 1998 by and among CGX COMMUNICATIONS, INC., a Delaware corporation ("CGX"), CLEARTEL COMMUNICATIONS, INC., a District of Columbia corporation ("Cleartel"), CAIS, INC., a Virginia corporation ("CAIS"), the Holders of the Warrants from time to time, and ING (U.S.) CAPITAL CORPORATION, as agent for Holders of the Warrants (the "Agent").

          WHEREAS, in consideration for, among other things, the transactions contemplated by the Credit Documents (as defined below) the Warrant Issuers each agree to issue Common Stock purchase warrants, as hereinafter described (the "Warrants"), to purchase up to an aggregate of 3.0% of each of their respective shares of Common Stock (as defined below) outstanding (on a fully-diluted basis) as of the Issue Date, and subsequently on each 6-month anniversary of
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the Issue Date for so long as any obligations of the Borrowers (or Issuers),
Guarantors or other Obligors under the Credit Documents remain outstanding or unsatisfied. Each Warrant entitles the holder thereof to purchase one share of Common Stock.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for the purpose of defining the respective rights and obligations of the Warrant Issuers, the Agent and the Lenders and Noteholders (as defined below), the parties hereto agree as follows:

          Section 1.  Certain Definitions.  Capitalized defined terms used in
                      -------------------
this Agreement and not otherwise defined herein shall have the meanings given to those terms in the Credit Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

          "Agent" means ING (U.S.) Capital Corporation, New York, New York as agent for the Lenders, or any successor thereto appointed by the Lenders pursuant to Section 7.8 of the Credit Agreement.

          "Commission" means the Securities and Exchange Commission.

          "Common Equity Securities" means Common Stock and securities convertible into, or exercisable or exchangeable for, Common Stock or rights or options to acquire Common Stock or such other securities, excluding the Warrants.

          "Common Stock" means the common stock, par value $.01 per share, of each of the Warrant Issuers, and any other capital stock of the Warrant Issuers into which such common stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution for, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

          "Conversion Date" means February 26, 1999.

          "Credit Agreement" means the Credit Agreement dated as of September 4, 1998, by and among the Borrowers,

                                       2
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the Owners referred to therein, the Lenders listed on the signature pages thereto and the Agent.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

          "Exercise Price" means the purchase price per share of Common Stock to be paid upon the exercise of each Warrant in accordance with the terms hereof, which price shall initially be $0.01 per share, subject to adjustment from time to time pursuant to Section 12 hereof.

          "Expiration Date" means September 4, 2008.

          "Holder" means a Person who is the owner as shown on the Warrant register maintained by the Warrant Issuers.

          "Issue Date" means the date of the initial issuance of the Warrants, which shall be the Closing Date under the Credit Agreement.

          "Principal Office of Agent" means the Agent's office located at 135 East 57th Street, New York, New York, or such other office of the Agent as the Agent shall designate from time to time in writing as its Principal Office for the purposes of this Agreement.

          "Registrable Securities" means any of (i) the Warrant Shares and (ii) any other securities issued or issuable with respect to any Warrant Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, unless, in each case, such Warrant Shares and securities, if any, have been offered and sold to the Holders pursuant to an effective Registration Statement under the Securities Act declared effective prior to the date of exercisability of the Warrants or the date such Warrant Shares and securities, if any, may be sold to the public pursuant to Rule 144 without any restriction on the amount of securities which may be sold by such Holders or the satisfaction of any condition. As to any particular Registrable Securities held by a Holder, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the exercise or offering of such securities by the Holder thereof shall have been declared effective under the Securities Act and such

                                       3
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securities shall have been exercised and/or disposed of by such Holder pursuant to such Registration Statement, (ii) such securities may at the time of determination be sold to the public pursuant to Rule 144 without any restriction on the amount of securities which may be sold by such Holder (or any similar provision then in force, but not Rule 144A) without the lapse of any further time or the satisfaction of any condition, (iii) such securities shall have been otherwise transferred by such Holder and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Warrant Issuers or their transfer agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force or (iv) such securities shall have ceased to be outstanding.

          "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

          "Rule 144A" shall mean Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the Commission.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor statute and the rules and regulations promulgated thereunder.

          "Warrant Issuer" means Cleartel Communications, Inc., CGX Communications, Inc. and CAIS, Inc., and on and subsequent to the Restructuring Date, Warrant Issuer shall mean CGX Communications, Inc.

          "Warrant Registration Rights Agreement" means the registration rights agreement, dated as of the date hereof by and among CGX, Cleartel, CAIS and the Agent relating to the Warrants and the Warrant Shares.

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          "Warrant Shares" means the shares of Common Stock issued or issuable upon the exercise of the Warrants.

          Section 2.  Reserved.
                      --------

          Section 3.  Issuance of Warrants; Warrant Certificates.
                      ------------------------------------------

          (a) The Warrants will be issued in the form of definitive certificates, substantially in the form of Exhibit A (the "Warrant Certificates"). Each Warrant shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate.

          (b) The Warrants shall be initially issued on the Issue Date in the amount of 3.0% of the then outstanding (on a fully-diluted basis) shares of the Common Stock of each of the Warrant Issuers. On each six month anniversary subsequent to the Issue Date, the Warrants each automatically shall be increased in amount by 3.0% of the then outstanding (on a fully-diluted basis) shares of the Common Stock of each of the Warrant Issuers until such time as there are no outstanding Obligations of the Borrowers (or Issuers), Guarantors or other Obligors under the Credit Documents.

          Section 4.  Execution of Warrant Certificates.  Warrant Certificates
                      ---------------------------------
shall be signed on behalf of each of the Warrant Issuers by such Warrant Issuer's President or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Warrant Issuers may adopt and use the facsimile signature of any person who shall have been President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of, such person shall have ceased to hold such office. The seal of the Warrant Issuers may be in the form of a facsimile thereof and may be impressed,

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affixed, imprinted or otherwise reproduced on the Warrant Certificates.

          In case any officer of the Warrant Issuers who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Warrant Issuers, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Warrant Issuers; and any Warrant Certificate may be signed on behalf of the Warrant Issuers by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Warrant Issuers to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

          Section 5.  Registration. The Warrant Issuers, shall number and
                      ------------
register the Warrant Certificates in a register as they are issued by the Warrant Issuers.

          The Warrant Issuers and the Agent may deem and treat the person in whose name any Warrant is registered as the absolute owner(s) thereof, for all purposes, and neither the Warrant Issuers nor the Agent shall be affected by any notice to the contrary.

          Section 6.  Registration of Transfers and Exchanges.
                      ---------------------------------------

          (a)  Transfer and Exchange of Warrants and Registrable Securities.
               ------------------------------------------------------------
When Warrants or Registrable Securities are presented to the Warrant Issuers with a request:

          (i)  to register their transfer; or

          (ii) to exchange such Warrants for an equal number of Warrants of other authorized denominations,

the Warrant Issuers shall register the transfer or make the exchange as requested if the following requirements are met:

          (x) the Warrants presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Issuers, duly executed by the Holder thereof or by his attorney-in-fact, duly authorized in writing; and

          (y) in the case of Registrable Securities, such request shall be accompanied by the following additional information and documents (all of which may be submitted by facsimile), as applicable:


               (A) if such Registrable Security is being delivered to the Warrant Issuers by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto);

               (B) if such Registrable Security is being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A) in accordance with Rule 144A or (2) pursuant to an exemption from registration in accordance with Rule 144 (and based on an opinion of counsel if the Warrant Issuers so request) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto);

               (C) if such Registrable Security is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and based on an opinion of counsel if the Warrant Issuers so request), a certification to that effect (in substantially the form of Exhibit B hereto); or

               (D) if such Registrable Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Warrant Issuers so request), a certification to that effect (in substantially the form of Exhibit B hereto).

          (b)  Legends.
               -------

          (i) Except for any Registrable Security sold or transferred as discussed in clause (ii) below, each Warrant Certificate (and all Warrants issued in exchange therefor or substitution thereof) and each certificate representing the Warrant Shares shall bear a legend in substantially the following form:

          "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY AND THE SECURITIES DELIVERED UPON EXERCISE THEREOF MAY NOT BE EXERCISED, OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY AND THE SECURITIES DELIVERED UPON THE EXERCISE THEREOF IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A.

          THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY AND THE SECURITIES DELIVERED UPON EXERCISE HEREOF MAY BE EXERCISED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A , (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES
          ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (IN THE CASE OF (b),
          (c) or (d), UPON AN OPINION OF COUNSEL AND WRITTEN CERTIFICATION IF THE ISSUER OR WARRANT AGENT, REGISTRAR OR TRANSFER AGENT FOR THE SECURITIES SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT

          HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE
          SECURITY EVIDENCED HEREBY AND THE SECURITIES DELIVERED UPON EXERCISE HEREOF OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."


          (ii) Upon any sale or transfer of a Registrable Security pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144(k) or pursuant to an opinion of counsel reasonably satisfactory to the Warrant Issuers that no legend is required, the Holder thereof shall be permitted to exchange such Registrable Security for a Warrant that does not bear the legend set forth in clause (i) above and rescind any restriction on the transfer of such Registrable Security.

          (c)  Obligations with respect to Transfers and Exchanges of Warrants.
               ---------------------------------------------------------------

          (i) To permit registrations of transfers and exchanges, the Warrant Issuers shall execute in accordance with the provisions of Section 5 and this Section 6, Warrants as required pursuant to the provisions of this
     Section 6. Notwithstanding anything to the contrary contained herein, the Warrant Issuers shall refuse to register any transfer of the Warrants not made in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; provided, however, that if a foreign
                                         --------  -------
     law prevents the Warrant Issuers from refusing to register securities transfers, the Warrant Issuers shall implement other reasonable measures designed to prevent transfers of the Warrants not made in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

          (ii) All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Warrant Issuers, entitled to the same benefits under this Warrant Agreement, as the Warrants surrendered upon such registration of transfer or exchange.

          (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Issuers may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant and the Warrant Issuers shall not be affected by notice to the contrary.

          (iv) No service charge shall be made to a Holder for any registration of transfer or exchange.

          (j)   Exchange of Warrants After Restructuring Date.  Upon the
                ---------------------------------------------
effectiveness of the Restructuring, CGX, as the sole parent holding company for Cleartel and CAIS (a) automatically shall become the sole Warrant Issuer of Warrants in an aggregate amount equivalent to the percentage of its Common Stock (on a fully diluted basis) then outstanding as the applicable percentages of Warrants to which the Warrant Holders would have been entitled to prior to the Restructuring Date and (b) shall assume all of Cleartel's and CAIS' obligations under this Agreement and the Warrant Registration Rights Agreement. As of the Restructuring Date, the outstanding Warrants shall be exchanged for Warrants representing Warrants issued by CGX in accordance with this Section 6.

          Section 7.  Terms of Warrants; Exercise of Warrants.  Subject to the
                      ---------------------------------------
terms of this Agreement, each Warrant Holder shall have the right, which may be exercised at any time and from time to time, in whole or in part, commencing at 9:00 a.m., New York City time, commencing on the 30th day after the Closing Date and ending at 5:00 p.m., New York City time, on the Expiration Date, to receive from the Warrant Issuers the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares; provided, however, that no Warrant Holder shall be entitled to exercise
        --------  -------
such Holder's Warrants at any time, unless, at the time of exercise, (i) a registration statement under the Securities Act relating to the Warrant Shares has been filed with, and declared effective by, the Commission, and no stop order suspending the effectiveness of such registration statement has been issued by the Commission or (ii) the issuance of the Warrant Shares is permitted pursuant to an exemption from the registration requirements of the Securities Act. Subject to the provisions of the following paragraph of this Section 7, each Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

          The Warrant Issuers shall give notice not less than 90, and not more than 120, days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of 5:00 p.m., New York City time, on the Expiration Date. If the Warrant Issuers fail to give such notice, the Warrants will not expire until 90 days after the Warrant Issuers give such notice, provided, however, in no event will Holders be entitled to any damages or other remedy for the Warrant Issuers' failure to give such notice other than any such extension.

          A Warrant may be exercised upon surrender to the Warrant Issuers of the certificate or certificates evidencing the Warrant to be exercised with the form of election to purchase on the reverse thereof properly completed and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and upon payment to the Warrant Issuers of the Exercise Price as adjusted as herein provided, for each of the Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check, payable to the order of the Warrant Issuers. In the alternative, each Holder may exercise its right to receive Warrant Shares (i) on a net basis, such that without the exchange of any funds, the Holder receives that number of Warrant Shares otherwise issuable upon exercise of its Warrants less that number of Warrant Shares having a fair market value equal to the aggregate Exercise Price that would otherwise have been paid by the Holder for the Warrant Shares being issued, (ii) by tendering Loans or converted Notes having an aggregate principal amount, plus accrued but unpaid interest, if any, thereon, to the date of exercise equal to the aggregate Exercise Price that would otherwise have been paid by the Holder for the Warrant Shares being issued, or (iii) by a combination of the procedures in clauses (i) and (ii). For purposes of the foregoing sentence, "fair market value" of the Warrant Shares shall be as determined by the Boards of Directors of the Warrant Issuers in good faith and evidenced by a resolution thereof. The Warrant Issuers shall notify the Holders in writing of any such determination of fair market value.

          Subject to the provisions of Section 8 hereof, upon surrender of Warrants and payment of the Exercise Price as provided above, the Warrant Issuers shall promptly transfer to the Holder of such Warrant a certificate or certificates for the appropriate number of Warrant Shares or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such certificate or certificates representing the Warrant Shares and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 14. Any such certificate or certificates representing the Warrant Shares shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a Holder of record of such Warrant Shares as of the later of the date of the surrender of such Warrants and payment of the Exercise Price.

          The Warrants shall be exercisable commencing on the Issue Date, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section and of Section 4 hereof.

          All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled. Such cancelled Warrant Certificates shall then be disposed of in accordance with customary procedures.

          Section 8.  Payment of Taxes.  The Warrant Issuers will pay all
                      ----------------
documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants and to any separation of the Warrants from the

Notes; provided, however, that the Warrant Issuers shall not be required to pay
       --------  -------
any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Warrant Issuers shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Warrant Issuers the amount of such tax or shall have established to the satisfaction of the Warrant Issuers that such tax has been paid.

          Section 9.  Mutilated or Missing Warrant Certificates.  In case any of
                      -----------------------------------------
the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Warrant Issuers may in their discretion issue in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Warrant Issuers of such loss, theft or destruction of such Warrant Certificate and, if requested, indemnity reasonably satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Issuers may prescribe.

          Section 10. Reservation of Warrant Shares.  The Warrant Issuers will
                      -----------------------------
at all times reserve and keep available, free from any preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

          The transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Warrant Issuers' capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Warrant Issuers will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Warrant Issuers' capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Issuers will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 14. The Warrant Issuers will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder of the Warrants pursuant to Section 15 hereof.

          Before taking any action which would cause an adjustment pursuant to
Section 12 hereof that would reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Warrant Issuers will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Warrant Issuers may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

          The Warrant Issuers covenant that all Warrant Shares which may be issued upon exercise of Warrants in accordance with the terms of this Agreement (including the payment of the Exercise Price) will, upon issue, be duly and validly issued, fully paid, nonassessable, and free of preemptive rights and Liens.

          Section 11. Obtaining Stock Exchange Listings.  The Warrant Issuers
                      ---------------------------------
will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets (including, without limitation, the Nasdaq National or SmallCap Markets) within the United States of America, if any, on which other shares of Common Stock are then listed. Upon the listing of such Warrant Shares, the Warrant Issuers shall notify the Holders in writing. The Warrant Issuers will obtain and keep all required permits and records in connection with such listing.

          Section 12. Adjustment of Exercise Price and Number of Warrant Shares
                      ---------------------------------------------------------
Issuable.  The number and kind of shares purchasable upon the exercise of
--------
Warrants and the Exercise Price shall be subject to adjustment from time to time (as set forth in the notices required by Section 15 hereof) as follows:

          (a)  Stock Splits, Combinations, etc.  In case any of the Warrant
               -------------------------------
Issuers shall hereafter (A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its shares of Common Stock any shares of capital stock of such Warrant Issuer, the Exercise Price in effect and the number of Warrant Shares issuable upon exercise of each Warrant immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of capital stock of such Warrant Issuer which such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. Any adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this paragraph, the Holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of such Warrant Issuer, the Board of Directors of such Warrant Issuer (whose determination shall be conclusive and evidenced by a Board resolution) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

          (b)  Reclassification, Combinations, Mergers, etc.  In case of any
               --------------------------------------------
reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than as set forth in paragraph (a) above and other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of any of the Warrant Issuers with or into another corporation (other than a merger in which such Warrant Issuer is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants) or in case of any sale or conveyance to another corporation of all or substantially all of the assets of such Warrant Issuer, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, such Warrant Issuer or such a successor or purchasing corporation, as the case may be, shall forthwith make lawful and adequate provision whereby the Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a Holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and enter into a supplemental warrant agreement so providing. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 12. If the issuer of securities deliverable upon exercise of Warrants under the supplemental warrant agreement is an affiliate of the formed, surviving or transferee corporation, that issuer shall join in the supplemental warrant agreement. The above provisions of this paragraph (b) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

          (c)  Issuance of Options or Convertible Securities.  In the event any
               ---------------------------------------------
of the Warrant Issuers shall, at any time or from time to time after the date hereof, issue, sell, distribute or otherwise grant in any manner (including by assumption) to all holders of the Common Stock any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (any such rights, warrants or options being herein called "Options" and any such convertible or exchangeable stock or securities being herein called "Convertible Securities") or any Convertible Securities (other than upon exercise of any Option), whether or not such Options or the rights to convert or exchange such Convertible Securities are immediately exercisable, and if the price per share at which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing
(i) the aggregate amount, if any, received or receivable by such Warrant Issuer as consideration for the issuance, sale, distribution or granting of such Options or any such Convertible Security, plus the minimum aggregate amount of additional consideration, if any, payable to such Warrant Issuer upon the exercise of all such Options or upon conversion or exchange of all such Convertible Securities, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Convertible Securities, by
(ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options) shall be less than the current market price per share of Common Stock on the record date for the issuance, sale, distribution or granting of such Options or Convertible Securities (any such event being herein called a "Distribution"), then, effective upon such Distribution, (I) the Exercise Price shall be reduced to the price (calculated to the nearest 1/1,000 of one cent) determined by multiplying the Exercise Price in effect immediately prior to such Distribution by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to such Distribution multiplied by the current market price per share of Common Stock on the date of such Distribution plus (ii) the consideration, if any, received by such Warrant Issuer in respect of such Distribution, and the denominator of which shall be the product of (A) the total number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately after such Distribution multiplied by (B) the current market price per share of Common Stock on the record date for such Distribution and (II) the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the record date for such Distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment required by clause (I) of this sentence and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. For purposes of the foregoing, the total maximum number of shares of Common Stock issuable upon exercise of all such Options or upon conversion or exchange of all such

Convertible Securities or upon the conversion or exchange of the total maximum amount of the Convertible Securities issuable upon the exercise of all such Options shall be deemed to have been issued as of the date of such Distribution and thereafter shall be deemed to be outstanding and such Warrant Issuer shall be deemed to have received as consideration therefor such price per share, determined as provided above. Except as provided in paragraphs (i) and (j) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of the Convertible Securities or upon the conversion or exchange of the Convertible Securities issuable upon the exercise of such Options.


          (d)  Dividends and Distributions.  In the event any of the Warrant
               ---------------------------
Issuers shall, at any time or from time to time after the date hereof, distribute to all the holders of Common Stock any dividend or other distribution of cash, evidences of its indebtedness, other securities or other properties or assets (in each case other than (i) dividends payable in Common Stock, Options or Convertible Securities and (ii) any cash dividend that, when added to all other cash dividends paid in the one year prior to the declaration date of such dividend (excluding any such other dividend included in a previous adjustment of the Exercise Price pursuant to this paragraph (d) and excluding any cash dividends or other cash distributions from current or retained earnings), does not exceed 5% of the current market price per share of Common Stock on such declaration date), or any options, warrants or other rights to subscribe for or purchase any of the foregoing, then (A) the Exercise Price shall be decreased to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the current market price per share of Common Stock on the record date for such distribution less the sum of (X) the cash portion, if any, of such distribution per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution plus
(Y) the then fair market value (as determined in good faith by the Board of Directors of such Warrant Issuer) per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution of that portion, if any, of such distribution consisting of evidences of indebtedness, other securities, properties, assets, options, warrants or subscription or purchase rights, and the denominator of which shall be such current market price per share of Common Stock and (B) the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the record date for such distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment required by clause (A) of this sentence and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. The adjustments required by this paragraph (d) shall be made whenever any such distribution occurs retroactive to the record date for the determination of stockholders entitled to receive such distribution.

          (e)  Current Market Price.  For the purpose of any computation of
               --------------------
current market price under this Section 12 and Section 14, the current market price per share of Common Stock at any date shall be (x) for purposes of Section 14, the closing price on the business day immediately prior to the exercise of the applicable Warrant pursuant to Section 7 and (y) in all other cases, the average of the daily closing prices for the shorter of (i) the 20 consecutive trading days ending on the last full trading day on the exchange or market specified in the second succeeding sentence prior to the Time of Determination (as defined below) and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution or granting in question through such last full trading day prior to the Time of Determination. The term "Time of Determination" as used herein shall be the time and date of the earlier to occur of (A) the date as of which the current market price is to be computed and (B) the last full trading day on such exchange or market before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by paragraph (a), (b), (c) or (d) above. The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by Nasdaq National or SmallCap Markets or any comparable system or (3) if the Common Stock is not listed on Nasdaq National or SmallCap Markets or a comparable system, as furnished by two members of the NASD selected from time to time in good faith by the Boards of Directors of the Warrant Issuers for that purpose. In the absence of all of the foregoing, or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph (e), the current market price per share shall be the fair market value thereof as determined in good faith by the Boards of Directors of the Warrant Issuers and evidenced by a Board resolution.

          (f)  Certain Distributions.  If any of the Warrant Issuers shall pay a
               ---------------------
dividend or make any other distribution payable in Options or Convertible Securities, then, for purposes of paragraph (c) above, such Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

          (g)  Consideration Received.  If any shares of Common Stock, Options
               ----------------------
or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Warrant Issuers in respect thereof shall be deemed to be the then fair market value of such consideration (as determined in good faith by the Boards of Directors of the Warrant Issuers and evidenced by a Board resolution). If any Options shall be issued in connection with the issuance and sale of other securities of the Warrant Issuers, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration; provided, however, that if such Options have an exercise price equal to or
--------  -------
greater than the current market price of the Common Stock on the date of issuance of such Options, then such Options shall be deemed to have been issued for consideration equal to such exercise price.

          (h)  Deferral of Certain Adjustments.  No adjustment to the Exercise
               -------------------------------
Price (including the related adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant) shall be required hereunder unless such adjustment, together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent of the Exercise Price; provided that any adjustments which by reason of this paragraph (h) are not
--------
required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for a change in the par value of the Common Stock. All calculations under this Section shall be made to the nearest 1/1,000 of one cent or to the nearest 1/1000 of a share, as the case may be.

          (i)  Changes in Options and Convertible Securities.  If the exercise
               ---------------------------------------------
price provided for in any Options referred to in paragraph (c) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (c) or (d) above, or the rate at which any Convertible Securities referred to in paragraph (c) or (d) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this
Section 12), the Exercise Price then in effect and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall forthwith be readjusted (effective only with respect to any exercise of any Warrant after such readjustment) to the Exercise Price and number of shares of Common Stock so purchasable that would then be in effect had the adjustment made upon the issuance, sale, distribution or granting of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be, but only with respect to such Options and Convertible Securities as then remain outstanding.

          (j)  Expiration of Options and Convertible Securities.  If, at any
               ------------------------------------------------
time after any adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant shall have been made pursuant to paragraph
(c), (d) or (i) above or this paragraph (j), any Options or Convertible Securities shall have expired unexercised, the number of such shares so purchasable shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock deemed to have been issued in connection with such

Options or Convertible Securities were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or Convertible Securities and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Warrant Issuers upon such exercise plus the aggregate consideration, if any, actually received by the Warrant Issuers for the issuance, sale, distribution or granting of all such Options or Convertible Securities, whether or not exercised; provided that no such
                                                  --------
readjustment shall have the effect of decreasing the number of such shares so purchasable by an amount (calculated by adjusting such decrease to account for all other adjustments made pursuant to this Section 12 following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale, distribution or granting of such Options or Convertible Securities.

          (k)  Other Adjustments.  In the event that at any time, as a result of
               -----------------
an adjustment made pursuant to this Section 12, the Holders shall become entitled to receive any securities of the Warrant Issuers other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of the Warrants and the Exercise Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 12.

          Section 13.  Statement on Warrants.  Irrespective of any adjustment in
                       ---------------------
the number or kind of shares issuable upon the exercise of the Warrants or the Exercise Price, Warrants theretofore or thereafter issued may continue to express the same number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

          Section 14.  Fractional Interest.  The Warrant Issuers shall not be
                       -------------------
required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of any Warrant (or specified portion thereof), the Warrant Issuers shall direct the Transfer Agent to pay an amount in cash calculated by it equal to (i) the then current market price per share multiplied by such fraction computed to the nearest whole cent, less (ii) an amount equal to the Exercise Price multiplied by such fraction computed to the nearest whole cent. The Holders, by their acceptance of the Warrant Certificates, expressly waive any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

          Section 15.  Notices to Warrant Holders and the Warrant Agent.  Upon
                       ------------------------------------------------
any adjustment of the Exercise Price pursuant to Section 12, the Warrant Issuers shall promptly thereafter cause to be given to each of the registered Holders by first-class mail, postage prepaid, and to the Agent a certificate executed by the Chief Financial Officer of the Warrant Issuers setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence, absent manifest error, of the correctness of the matters set forth therein. The Agent shall be entitled to rely on the above-referenced certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours. The Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants or the Exercise Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any shares of Common Stock or other stock or property which may be issuable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Warrant Issuers to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other common stock or property upon the exercise of any Warrant.

          In case:


          (a) the Warrant Issuers shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

          (b) the Warrant Issuers shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in Section 12 hereof); or

          (c) of any consolidation or merger to which any of the Warrant Issuers is a party for which approval of any shareholders of such Warrant Issuer is required and following which the shareholders of such Warrant Issuer before such consolidation or merger no longer hold at least 50% of the outstanding capital stock of such Warrant Issuer following the merger or consolidation, or of the conveyance or transfer of all or substantially all of the properties and assets of such Warrant Issuer, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock, or other transaction that would result in a change in control; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of any of the Warrant Issuers; or

          (e) the Warrant Issuers propose to take any other action that would require an adjustment of the Exercise Price or the number of Warrant Shares pursuant to Section 12;

then the Warrant Issuers shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered Holders of the Warrants at such Holder's address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or change of control is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or change of control. The failure to give the notice required by this Section 15 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or change of control or the vote upon any action. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Warrant Issuers or any other matter, or any rights whatsoever as shareholders of the Warrant Issuers.

          Section 16.  Agent.
                       -----

          (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Warrant Issuers and the Agent assumes no responsibility for the correctness of any of the same. The Agent assumes no responsibility with respect to the distribution of the Warrant Certificates.

          (b) The Agent shall not be responsible for any failure of the Warrant Issuers to comply with any of the covenants contained in this Agreement or in the Warrant Certificates.

          (c) The Agent shall be under no obligation to institute any action, suit or legal proceeding.

          (d) The Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Warrant Issuers or become pecuniarily interested in any transaction in which the Warrant Issuers may be interested, or contract with or lend money to the Warrant Issuers or otherwise act as fully and freely as though it were not an Agent under this Agreement. Nothing herein shall preclude the Agent from acting in any capacity for the Warrant Issuers or for any other legal entity.

          (e) The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement.

          (f) The Agent shall not at any time be under any duty or responsibility to any Holder of any Warrants to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

          (g) In no event shall the Agent be liable hereunder for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. No provision in this

     Agreement shall require the Agent to risk or expend its own funds or otherwise incur any financial liability hereunder.

          Section 17.  Registration.  The Warrant Issuers acknowledge that
                       ------------
Holders of Warrants shall have the registration rights set forth in the Warrant Registration Rights Agreement.

          Section 18.  Reports.  For the fiscal quarters ending September 30,
                       -------
1998, March 31, 1999, June 30, 1999 and September 30, 1999 and for the fiscal years ended December 31, 1998 and December 31, 1999, the Warrant Issuers will
(i) transmit by mail to all Warrant Holders, as their names and addresses appear in the register, without cost to such Warrant Holders, and (ii) file with the Agent unaudited quarterly and audited annual financial statements of the Warrant Issuers prepared in accordance with GAAP. Beginning with the financial statements of the Warrant Issuers for the quarter ending March 31, 2000 and thereafter, whether or not the Warrant Issuers are subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Warrant Issuers shall prepare the annual and quarterly reports and other information, and documents ("SEC Reports") as the Commission shall prescribe pursuant to such
Section 13(a) or 15(d) and which the Warrant Issuers are or would be (if they were so subject) required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto (on or prior to the respective dates (the "Required Filing Dates") by which the Warrant Issuers are or would (if they were so subject) be required so to file such SEC Reports) and shall, within 15 days of the Required Filing Date (i) transmit by mail to all Warrant Holders, as their names and addresses appear in the register, without cost to such Warrant Holders, and (ii) file with the Agent, copies of such annual and quarterly reports.

          Section 19.  Rule 144A.  Each of the Warrant Issuers hereby agrees
                       ---------
with each Holder, for so long as any Registrable Securities remain outstanding and such Warrant Issuer is not subject to Section 13(a) or 15(d) of the Exchange Act, to make available, upon request of any Holder of Registrable Securities, to any Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A.

          Section 20.  Notices to Warrant Issuers.  Any notice or demand
                       --------------------------
authorized by this Agreement to be given or made by the Holder of any Warrants to or on the Warrant Issuers shall be sufficiently given or made when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Issuers), as follows:


          CGX Communications, Inc.
          1232 22nd Street, N.W.
          Washington, D.C.  20037
          Telecopy:  (202) 463-8500
          Telephone: (202) 463-0770
          Attention: Ulysses G. Auger II, President

          with a copy to:


          Swidler Berlin Shereff Friedman, LLP
          3000 K Street N.W., Suite 300
          Washington, D.C.  20007
          Telecopy:  (202) 424-7647
          Telephone: (303) 424-7500
          Attention: Morris F. DeFeo, Jr.

          Any notice pursuant to this Agreement to be given by the Warrant Issuers to the Holders shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing with the Warrant Issuers) to the addresses of the Holders provided to the Warrant Issuers from time to time.

          Section 21.  Supplements and Amendments.  The Warrant Issuers and the
                       --------------------------
Agent may from time to time supplement or amend this Agreement without the approval of any Holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Warrant Issuers and the Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the Holders of Warrants. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of Holders shall require the written consent of Holders representing a majority of the then outstanding Warrants (excluding Warrants held by the Warrant Issuers or any of its Affiliates); provided, however, that the consent of each Holder of a Warrant
             --------  -------
affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided for in Section 12 hereof). The Agent shall be entitled to receive and shall be fully protected in relying upon an officer's certificate and opinion of counsel as conclusive evidence that any such amendment or supplement is authorized or permitted hereunder, that it does or does not, as the case may be, require the written consent of Holders to be effective hereunder, that it is not inconsistent herewith, and that it will be valid and binding upon the Warrant Issuers in accordance with its terms.

          Section 22.  Successors.  All the covenants and provisions of this
                       ----------
Agreement by or for the benefit of the Warrant Issuers shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 23.  Termination.  This Agreement (other than any party's
                       -----------
obligations with respect to Warrants previously exercised and with respect to indemnification) shall terminate at 5:00 p.m., New York City time on the Expiration Date.

          Section 24.  Governing Law.  THIS AGREEMENT AND EACH WARRANT
                       -------------
CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

          Section 25.  Benefits of This Agreement.
                       --------------------------

          (a) The Holders are the third-party beneficiaries of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Warrant Issuers, the Agent and the Holders of the Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Warrant Issuers, the Agent and the Holders of the Warrants from time to time.

          (b) Prior to the exercise of the Warrants, no Holder of a Warrants, as such, shall be entitled to any rights of a stockholder of a Warrant Issuer, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of or to participate in meetings of stockholders for the election of directors of such Warrant Issuer or any other matter or to receive any notice of any proceedings of such Warrant Issuer, except as may be specifically and expressly provided for herein. The Holders of the Warrants are not entitled to share in the assets of the Warrant Issuers in the event of the liquidation, dissolution or winding up of the Warrant Issuers' affairs.

          (c) All rights of action in respect of this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Holder of any other Warrant, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Warrant Issuers suitable to enforce, or otherwise in respect of, such Holder's rights hereunder, including the right to exercise, exchange or surrender for purchase such Holder's Warrants in the manner provided in this Agreement.

          Section 26.  Counterparts.  This Agreement may be executed in any
                       ------------
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                              CGX COMMUNICATIONS, INC.


                              By: /s/ Ulysses G. Auger, II
                                 ___________________________
                              Name: Ulysses G. Auger, II
                              Title: President


                              CLEARTEL COMMUNICATIONS, INC.


                              By: /s/ Ulysses G. Auger, II
                                 ___________________________
                              Name: Ulysses G. Auger, II
                              Title: President


                              CAIS, INC.


                              By: /s/ Ulysses G. Auger, II
                                 ___________________________
                              Name: Ulysses G. Auger, II
                              Title: President


                              ING (U.S.) Capital Corporation, as Agent


                              By: /s/ Bart Staal
                                 ___________________________
                              Name: Bart Staal
                              Title: Managing Director

                                                                       Exhibit B


                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                     REGISTRATION OF TRANSFER OF WARRANTS

Re: ________ Warrants to Purchase Common Stock (the "Warrants") of CGX Communications, Inc.

     This Certificate relates to ________ Warrants held in* _____ book-entry or _____ definitive form by _______________ (the "Transferor").

The Transferor:

     [ ]    has requested the Warrant Issuers by written order to exchange or register the transfer of a Warrant or Warrant(s).

     In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that the Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and that the transfer of each such Warrant does not require registration under the Securities Act of 1933, as amended (the "Securities Act"), because:

     [ ]    Each such Warrant is being acquired for the Transferor's own account without transfer.

     [ ]    Each such Warrant is being transferred (i) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A or (ii) pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and, in the case of clause
(ii), based on an opinion of counsel and written certification if the Warrant Issuers so request).

     [ ]    Each such Warrant is being transferred (i) in accordance with Rule
144 under the Securities Act (and based on an opinion of counsel if the Warrant Issuers so request)


_______________________
* Check applicable box.

or (ii) pursuant to an effective registration statement under the Securities
Act.

     [ ]    Each such Warrant is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Warrant Issuers so request).

                                  [INSERT NAME OF TRANSFEROR]

                                  By: __________________________

                                  Name: ________________________

                                  Title: _______________________

Date:

                                      B-2